UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2017

BIOCEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36284	80-0943522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5810 Nancy Ridge Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 320-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08	Shareholder Director Nominations.

On March 21, 2017, the Board of Directors (the “Board”) of Biocept, Inc. (the “Company”) set May 2, 2017 as the date for the Company’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”). The Board also approved March 22, 2017 as the record date for stockholders entitled to notice of and to vote at the Annual Meeting.

The date of the Annual Meeting is changing by more than 30 days from the anniversary date of the Company’s 2016 Annual Meeting of Stockholders, and therefore the Company is providing this information in accordance with Rule 14a−5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Because the date of the Annual Meeting is being advanced by more than 30 days from the anniversary date of the Company’s 2016 Annual Meeting of Stockholders, the Company believes that January 18, 2017, which is 120 days prior to the first anniversary of the mailing date of the proxy statement for the Company’s 2016 Annual Meeting of Stockholders, remains a reasonable time before it expects to begin to print and send proxy materials for the Annual Meeting.  Therefore, any stockholder proposal or nomination, including any notice on Schedule 14N, intended to be considered for inclusion in the Company’s proxy materials for the Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, must have been received by the Company’s Secretary on or before the close of business on January 18, 2017.

Pursuant to the Company’s Amended and Restated Bylaws, a stockholder who wishes to make a proposal at the Annual Meeting without including the proposal in the Company’s proxy materials for the Annual Meeting must notify the Company no later than the close of business on April 2, 2017, which is the 10th day following the day on which notice of the date of the Annual Meeting was publicly disclosed.  The Company’s Amended and Restated Bylaws specify certain requirements regarding the form and content of such a notice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCEPT, INC.
Dated: March 23, 2017	By:	/s/ Michael W. Nall
	Name:	Michael W. Nall
	Title:	President and Chief Executive Officer